Exhibit 10.7

RICHTECH ROBOTICS INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) is effective as of _______ ___, 2023 (the “Date of Grant”) by and between Richtech Robotics Inc., a Nevada corporation, with address at 4175 Cameron Street, Ste 1, Las Vegas, NV 89103 (”Company”) and ___________________ (the “Optionee”). Unless otherwise defined herein, all capitalized terms not defined herein will have the same defined meanings as set forth in the Company’s Stock Option Plan (the “Plan”), a copy of which is attached as Exhibit A.

1. Grant of Option. Subject to the terms, definitions, and provisions of the Plan, Company hereby grants to Optionee an Option to purchase shares of Class B Common Stock (the “Option”) as follows:

Number of Shares Granted	_______
Exercise Price Per Share	$ ______
Total Exercise Price	$ ______
Type of Option	☐ Nonstatutory Stock Option ☐ Incentive Stock Option
Vesting Commencement Date	___________, 2023
Vesting Schedule	25% of the Shares subject to the Option (the “Shares”) shall vest and become exercisable on the one (1) year anniversary of the Vesting Commencement Date. Thereafter, 6.25% of the Shares shall vest and become exercisable on the first day of each calendar quarter thereafter, subject to the Optionee continuing to be an Employee or Consultant.
Term/Expiration Date	___________, 2032
Termination Period	Option may be exercised for ninety (90) days after termination of employment or consulting relationship except as set forth in Section 5 of this Option Agreement (but in no event later than the Expiration Date.)

2. Exercise of Option. The Option is exercisable during its term in accordance with the Vesting Schedule set forth above and the provisions of Section 9 of the Plan as follows:

(a) Right to Exercise.

(i) The Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, disability, or other termination of employment, the exercisability of the Option is governed by the Plan and Sections 5, 6, and 7 of this Option Agreement, subject to the limitation contained in paragraph (iii) below.

(iii) In no event may the Option be exercised after the date of expiration of the term of the Option as set forth in Section 1 hereof.

(iv) If designated an Incentive Stock Option, in the event that the shares subject to the Option (and all other Incentive Stock Options granted to Optionee by Company) that first vest in any calendar year have an aggregate fair market value (determined for each share as of the Date of Grant of the option covering such share) that exceeds $100,000, the shares in excess of $100,000 will be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5 of the Plan.

(b) Method of Exercise. The Option will be exercisable as to the vested shares by written notice in the form attached as Exhibit B (the “Exercise Notice”). The Exercise Notice must state the election to exercise the Option, the number of vested shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required by Company pursuant to the provisions of the Plan. The Exercise Notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of Company. The Exercise Notice must be accompanied by payment of the Exercise Price and a completed and signed Stock Restriction Agreement in the form of Exhibit C attached hereto. The Option will be deemed to be exercised upon receipt by Company of the Exercise Notice accompanied by the Exercise Price and Stock Restriction Agreement.

For income tax purposes, the shares will be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares.

3. Method of Payment. Payment of the Exercise Price will be by those methods listed in Section 8(b) of the Plan, as determined by the Administrator.

4. Restrictions on Exercise. As a condition to the exercise of the Option, Company may require Optionee to make any representation and warranty to Company as may be required by any applicable law or regulation.

5. Termination of Relationship. In the event of the termination of Optionee’s Continuous Status as an Employee or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the “Termination Date”), exercise the Option during the Termination Period set forth in Section 1 hereof. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise the Option within the time specified herein, the Option will terminate.

6. Disability of Optionee. Notwithstanding Section 5 above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth herein), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

7. Death of Optionee. In the event of the death of an Optionee during the period of Continuous Status as an Employee or Consultant since the Date of Grant, or within thirty (30) days following the termination of Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth herein), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death, or, if earlier, the date of termination of Optionee’s Continuous Status as an Employee or Consultant. To the extent that Optionee is not entitled to exercise the Option as set forth above, or if the Option is not exercised to the extent it is exercisable within the time specified herein, the Option will terminate.

8. Non-Transferability of Option. The Option may not be transferred in any manner other than by will or by the laws of intestate succession and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Option will be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

9. Term of Option. The Option may be exercised only within the term set forth in Section 1 hereof and may be exercised during such term only in accordance with the Plan and the terms of the Option. The limitations set forth in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to a shareholder owning stock representing more than ten percent (10%) of the voting power of all classes of stock of Company will apply to the Option.

10. Compliance. No Shares shall be issued under this Option Agreement unless such issuance and such exercise comply with applicable law. The Shares shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission.

11. Optionee’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the Optionee shall, if required by the Company, deliver to the Company an investment representation statement.

12. Tax Obligations.

(a) Tax Withholding. Optionee agrees to make appropriate arrangements with the Company (or the parent or subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, local, and foreign income and employment tax withholding requirements applicable to the Shares. Optionee acknowledges and agrees that the Company may refuse to deliver the Shares if such withholding amounts are not delivered.

(b) Code Section 409A. This Option Agreement is intended to be exempt from Section 409A of the Code, and it shall be administered and interpreted in a manner that is consistent with such intent.

13. Clawback. The Option (and any compensation paid or Shares issued under the Option) is subject to reduction or recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company or any affiliate.

14. Effect on Other Employee Benefit Plans. The value of the Option subject to this Option Agreement is not part of the Optionee’s normal or expected compensation and shall not be included for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or its affiliates.

15. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Nevada.

16. Interpretation. Any dispute regarding the interpretation of this Option shall be submitted by the Optionee or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Optionee and the Company.

17. Severability. If all or any part of this Option Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Option Agreement not declared to be unlawful or invalid. Any section of this Option Agreement (or part of such a section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

18. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Option Agreement may be by actual or facsimile signature.

19. Acknowledgments. Optionee and Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions thereof. Optionee has reviewed the Plan in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Optionee hereby accepts the Option subject to all of the terms and provisions thereof. Optionee agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement.

OPTIONEE ACKNOWLEDGES AND AGREES THAT SHARES CONTINUE TO VEST PURSUANT TO THE OPTION ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION, OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION AGREEMENT OR IN THE PLAN SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY RICHTECH ROBOTICS INC., NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE RIGHT OF RICHTECH ROBOTICS INC. TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

[Signature Page follows]

IN WITNESS WHEREOF, Company and Optionee have executed this Option Agreement as of the date set forth above.

RICHTECH ROBOTICS INC.,
a Nevada corporation

By:
	Name:	Zhenwu Huang
	Title:	Chief Executive Officer

Address:	4175 Cameron Street, Ste 1,
Las Vegas, NV 89103

OPTIONEE

Name:
Address:

EXHIBIT A

RICHTECH ROBOTICS INC.

STOCK OPTION PLAN

EXHIBIT B

EXERCISE NOTICE PURSUANT TO
RICHTECH ROBOTICS Inc.

STOCK OPTION PLAN

Richtech Robotics Inc.

4175 Cameron Street, Ste 1, Las Vegas, NV 89103

Attention: Zhenwu Huang, Chief Executive Officer

Re: Exercise of Stock Option Pursuant to Richtech Robotics Inc. Stock Option Plan

1. Exercise of Option. Pursuant to Richtech Robotics Inc. Stock Option Plan (the “Plan”) and the Stock Option Agreement (“Option Agreement”) entered into as of ______________, 2023, between _____________________ (“Optionee”) and Richtech Robotics Inc., a Nevada corporation (“Company”), Optionee hereby elects, effective as of today, ____________, to exercise Optionee’s option to purchase __________ shares of Class B common stock (the “Shares”) of the Company.

2. Payment; Taxes. Enclosed is Optionee’s check in the amount of $___________, which is the full exercise price for the Shares. Optionee agrees to make appropriate arrangements with the Company for payment of Optionee’s tax obligation as a result of this Option exercise.

3. Deemed Date of Exercise. The date of exercise shall be deemed to be the first date (after which an Exercise Notice is filed with Company) upon which Shares become eligible for transfer to the Optionee under applicable state and federal laws and regulatory requirements.

4. Compliance with Laws. Optionee understands and acknowledges that the purchase and sale of the Shares may be subject to approval under the state and federal securities laws and other laws and, notwithstanding any other provision of the Option Agreement to the contrary, the exercise of any rights to purchase Shares is expressly conditioned upon approval (if necessary) and compliance with all such laws.

5. Representations of Optionee. Optionee represents and warrants to the Company, as follows:

(a) Optionee has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

(b) The Options exercised herewith are exercisable according to the schedule in the Option Agreement.

(c) Optionee is aware of the business affairs and financial condition of the Company and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(d) Optionee is acquiring the Shares for investment for Optionee’s own account only and not with a view to, for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(e) Optionee acknowledges and understands that the Shares are “restricted securities” and have not been registered under the Securities Act in reliance upon a specific exemption from registration. Optionee acknowledges that such exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate representing the Shares will bear a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities law.

(f) Optionee is aware of the adoption of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the Company in a nonpublic offering, subject to the satisfaction of certain conditions. Optionee further understands that if the applicable requirements of Rule 701 or Rule 144 are not satisfied, the sale of the Shares will require registration under the Securities Act or compliance with a registration exemption. Optionee understands that no assurances can be given that any such registration exemption will be available.

(g) Optionee further agrees that Optionee is acquiring the Shares in accordance with and subject to the terms of the Option Agreement and the Plan, including the Share Repurchase Right and the Right of First Refusal, to all of which Optionee expressly assents.

6. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Stock Restriction Agreement, the Option Agreement, or the Plan or (b) to treat as owner of such Shares or to accord the right to vote or receive dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

8. Entire Agreement. The Plan, the Option Agreement, and the Stock Restriction Agreement are incorporated herein by reference. This Notice, the Stock Restriction Agreement, the Plan, and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted By:	Accepted By:

RICHTECH ROBOTICS INC.
a Nevada corporation

By:
Name:		Name:	Zhenwu Huang
		Title:	Chief Executive Officer

Address:	Address:		4175 Cameron Street, Ste 1,
Las Vegas, NV 89103

Social Security Number or Other Identification Number:

________________________

I am a resident of: ___________________________

EXHIBIT C

RICHTECH ROBOTICS INC.,

a Nevada corporation

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (the “Agreement”) is made on _______________ (the “Effective Date”) by and between Richtech Robotics Inc., a Nevada corporation with address at 4175 Cameron Street, Ste 1, Las Vegas, NV 89103 (“Company”) and ___________________ (“Optionee”).

RECITALS

A. Optionee has exercised an option to purchase shares of the Class B Common Stock of Company pursuant to the provisions of a Stock Option Agreement, the Stock Option Plan (the “Plan”) and the Exercise Notice delivered by Optionee to Company

B. Unless otherwise defined herein, all terms used in this Agreement shall have the same defined meanings as set forth in the Plan.

C. Pursuant to the Stock Option Agreement, the execution of this Agreement is a condition precedent to the acquisition of the Shares.

D. This Agreement sets forth the terms and conditions of ownership of the Shares and provides for the purchase and sale of the Shares upon the occurrence of certain events specified herein.

Now, therefore, Optionee and Company agree as follows:

AGREEMENT

1. Scope of this Agreement. The term “Shares” as used herein refers to all of the shares of Company hereafter acquired by the Optionee and includes the shares purchased hereunder, any shares of Company now owned by Optionee, and all securities received (i) as a result of stock dividends, stock splits, reverse stock splits, combinations or reclassification of the stock of; (ii) upon conversion of the Shares; and (iii) in replacement of the Shares in a recapitalization, merger, reorganization or otherwise.

2. Federal Law Transfer Restrictions and Legends.

(a) Federal Law Transfer Restrictions. The Shares are restricted shares under the Securities Act of 1933, as amended (the “Securities Act”) and may only be transferred if registered under the Securities Act or upon the opinion of counsel satisfactory to Company that registration is not required. Optionee understands that only Company may file a registration statement with the Securities and Exchange Commission and agrees that Company is under no obligation to do so with respect to the Shares.

(b) Legends. Each certificate evidencing the Shares must bear legends substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE (THE “STATE SECURITIES LAWS”) AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREFORE UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, GIVEN PRIOR TO THE PROPOSED TRANSACTION, THAT REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A RIGHT OF FIRST REFUSAL OPTION, IN FAVOR OF THE CORPORATION, AS PROVIDED IN A STOCK RESTRICTION AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

In addition, each certificate must bear any other legend required by state securities and corporate laws.

(c) Stop Transfer Instructions. Optionee agrees, in order to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to such certificates or instruments and that, if Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

3. Repurchase Option of Company

(a) Repurchase Option: Upon the occurrence of any of the following events (an “Event”), Company will have the option (the “Repurchase Option”) to repurchase any or all of the Shares from Optionee, or from Optionee’s representative, as the case may be, at the purchase price determined in accordance with Section 3(c) hereof. For purposes of this Section 3, all references to Optionee include Optionee’s representative.

(i) The death of the Optionee.

(ii) The disability of the Optionee. The term “disability” as used herein has the same meaning contained in a policy of disability insurance maintained by Company or an Affiliate on behalf of the Optionee. In the absence of such a policy, then the term “disability” means that the Optionee has been prevented, on account of physical or mental injury or illness, from performing the substantial and material duties of Optionee’s employment with the Company or an Affiliate, as the case may be, for a period of ninety (90) days in any one hundred twenty (120)-day period.

(iii) Optionee ceases to be an Employee or Consultant (as such term is defined in the Plan) for any reason, or no reason, with or without cause.

(iv) The distribution of Shares to Optionee’s spouse by virtue of such spouse’s marital, joint, or community property interest pursuant to a decree of divorce or property settlement agreement (collectively “Marital Settlement”) with the express provision that:

(1) Upon the occurrence of any Marital Settlement, Optionee will have the first option to purchase all or any portion of the Shares from Optionee’s spouse, at the price and in the manner mutually agreeable to Optionee and Optionee’s spouse, or at the price determined by the Court, or at the price determined in accordance with Section 3(c) below, whichever the case may be. As used herein the term “Optionee’s spouse” includes such spouse’s legal representative, heirs, distributees, beneficiaries, and successor trustee. Optionee’s option to purchase all or any portion of the Shares from Optionee’s spouse will commence on the date of the Marital Settlement and expire ten (10) days thereafter.

(2) If Optionee does not elect to purchase all of the Shares from his spouse, Company will have the option to purchase all or any portion of the Shares not purchased by Optionee from Optionee’s spouse for a period of thirty (30) days following expiration of the Optionee’s ten (10) day option to purchase period at the price determined by the Court or in the absence of a price determination by the Court, the price set forth in Section 3(c) below upon the terms set forth in Section 3(e).

(v) The filing by or against the Optionee of a voluntary or involuntary petition in bankruptcy, the adjudication of the Optionee as bankrupt, or the Optionee’s assignment for the benefit of his creditors.

(vi) The levy of a writ of execution on the Shares and the failure of the Optionee to obtain the discharge thereof within ten (10) days.

(vii) The Optionee’s breach of any term of this Agreement.

Optionee or Optionee’s representative, as the case may be, agrees to promptly notify Company in writing upon the occurrence of any Event.

(b) Exercise of Repurchase Option. At any time within thirty (30) days after receipt of written notice of the occurrence of an Event, Company may elect to repurchase any or all of the Shares by giving Optionee written notice of Company’s intent to exercise the Repurchase Option (the “Exercise Notice”).

(c) Repurchase Price. The repurchase price to be paid by Company will be the fair market value of such Shares on the date of the occurrence of an Event. The fair market value of the Shares will be determined in accordance with Section 3(d) below within seventy-five (75) days of the occurrence of an Event.

(d) Determination of Fair Market Value.

(i) If within ten (10) days from the date of the Exercise Notice, Company and Optionee cannot agree on the fair market value of the Shares, then the Board (or a committee of the Board, if applicable), will make a determination of fair market value and notify the Optionee of that determination (the “Proposed Price”). The notification to the Optionee must specify the Proposed Price, the method or calculation for determining the price, and such other information as may be reasonably requested by the Optionee. Optionee will have the option for ten (10) days to accept or reject the Proposed Price. If the Optionee does not notify Company of Optionee’s rejection within such ten (10) day period, Optionee will be deemed to have accepted the Proposed Price.

(ii) If the Optionee timely rejects the Proposed Price, then the matter will be submitted to arbitration before the American Arbitration Association (“AAA”) under the rules which will then be in effect. The AAA will be requested to determine (A) the fair market value of the Shares; and (B) the reasonable cost of attorneys’ and accounting fees for determination of such fair market value. In connection with such arbitration, the Proposed Price will be inadmissible for purposes of determining the fair market value and the arbitrator(s) will be instructed not to consider the Proposed Price if that information comes to their attention.

(iii) In the event of arbitration, the costs of arbitration will be borne as follows:

(A) If the arbitrator’s determination is equal to or less than ninety percent (90%) of the Proposed Price, the Optionee must pay all arbitration costs, including the amount of Company’s attorneys’ and accounting fees determined by the arbitrator to have been reasonably incurred in connection therewith;

(B) If the arbitrator’s determination is equal to or more than one hundred ten percent (110%) of the Proposed Price, Company must pay all arbitration costs, including the amount of Optionee’s attorneys’ and accounting fees determined by the arbitrator to have been reasonably incurred in connection therewith; or

(C) If the arbitrator’s determination is between ninety percent (90%) and one hundred ten percent (110%) of the Proposed Price, the costs of arbitration will be split equally between Company and the Optionee, and each will bear their own attorneys’ and accounting fees.

(e) Payment of Repurchase Price. The repurchase price will be paid to Optionee or Optionee’s representative within ten (10) days following the determination of the fair market value, but in no event later than ninety (90) days after Optionee ceases to be an Employee or Consultant. The repurchase price will be payable as follows:

(i) all in cash if the repurchase price is One Hundred Thousand Dollars ($100,000) or less; and

(ii) if the repurchase price is greater than One Hundred Thousand Dollars ($100,000), then a cash payment of One Hundred Thousand Dollars ($100,000) and the balance by delivery of a promissory note having a term of no more than three (3) years with monthly payments of principal and interest. Any promissory note delivered pursuant to this section will bear interest at the lowest rate at which the Internal Revenue Service will not impute interest income to the holder of a note.

(f) No Election to Repurchase by Company. In the event that Company elects not to repurchase all or any portion of the Shares as permitted herein, then any Shares not purchased will continue to be held by the Optionee and shall remain subject to all terms and conditions of this Agreement.

4. Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by operation of law), such Shares must first be offered to Company or its assignee (the “Right of First Refusal”) in the following manner:

(a) Notice of Proposed Transfer. The Holder of the Shares will deliver to Company a written notice (the “Proposed Transfer Notice”) setting forth (i) the Holder’s bona fide intention to sell or otherwise transfer the Shares; (ii) the number of Shares to be transferred; (iii) the name of each proposed Optionee or other transferee (the “Proposed Transferee”); and (iv) the cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”).

(b) Exercise of Right of First Refusal. At any time within sixty (60) days after receipt of the Proposed Transfer Notice, Company may elect, by giving written notice to Optionee (the “Election Notice”), to repurchase all of the Shares to which the Proposed Transfer Notice refers, at the repurchase price determined in accordance with Section 4(c).

(c) Purchase Price. The repurchase price for Shares purchased by Company under this Section 4 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined in good faith by the Board.

(d) Payment of Purchase Price. Payment of the purchase price will be made first by cancellation of any outstanding indebtedness owed by the Optionee to Company and any balance being paid in the same manner as provided in the Offered Price within thirty (30) days after the date of the Election Notice. In the event that the Offered Price includes consideration other than cash, the value of such other consideration will be paid by cash or check, or any combination thereof.

(e) Holder’s Right to Transfer. If all of the Shares described in the Proposed Transfer Notice are not purchased by Company as provided in this Section 4, then the Holder may sell or otherwise transfer the Shares to any person named as the Proposed Transferee in the Proposed Transfer Notice at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days of the expiration of Company’s right of first refusal and, provided further, that any such sale or other transfer is in accordance with all of the terms and conditions of this Agreement and the Proposed Transferee agrees in writing that the provisions of this Agreement will continue to apply to the Shares in the hands of the Proposed Transferee. If the Shares are not transferred to the Proposed Transferee within such period, the Company must again be offered the right of first refusal before any of the Shares may be sold or otherwise transferred.

(f) Permitted Transfers. Notwithstanding anything to the contrary contained herein, the Holder may transfer any or all of the Shares during the Holder’s lifetime to the Holder’s immediate family or a trust for the benefit of Holder’s immediate family. Such permitted transferee shall receive and hold the Shares so transferred subject to the provisions of this Agreement and the permitted transferee shall be required to execute this Agreement prior to transfer evidencing the permitted transferee’s agreement to be bound by the terms and provisions contained herein. As used herein, the term “immediate family” means a spouse, lineal descendant or parent, brother or sister.

5. Termination of Right of First Refusal. Company’s right of first refusal terminates:

(a) upon the effective date of an underwritten public offering of the common shares of the Company with gross proceeds to Company and/or all selling shareholders equal to or in excess of Ten Million Dollars ($10,000,000), or

(b) upon the closing of an acquisition by a publicly-traded corporation of all or substantially all of the common shares or assets of Company or

(c) if offers to buy or sell Company’s common shares are published at least weekly in a publication of the OTC Markets Group.

6. Refusal to Transfer. The Company may not be required (a) to transfer on its books any of the Shares that have been sold, donated, assigned or otherwise transferred in violation of any of the provisions of this Agreement, or (b) to treat as owner of any such Shares or to accord the right to vote or pay dividends to any purchaser, donee, or other transferee to whom any Shares have been so transferred.

7. Escrow. As security for the faithful performance of this Agreement, the Holder agrees immediately upon receipt of the certificate(s) evidencing the shares, to deliver such certificate(s), together with two (2) stock powers in the form of Exhibit 1 attached hereto, executed in blank by the Holder and by the Holder’s spouse, if any (with the date and number shares left open), to the Chief Executive Officer of the Company or its designee (the “Escrow Holder”) to hold such certificate(s) and stock powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. The Holder hereby acknowledges that the Escrow Holder is so appointed as escrow holder as a material inducement to Company to enter into this Agreement and that such appointment is irrevocable. The Holder and Company agree that the Escrow Holder will not be liable to any party to this Agreement (or any other party) for any action or omission unless the Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine. The Shares will be released from escrow upon termination of the repurchase option and right of first refusal embodied in Sections 3 and 4 hereof; provided, however, that such release shall not affect the rights of Company with respect to any pledge of Shares to Company

8. Lock-Up. In the event and to the extent the Holder’s Shares are not included in a registration of the Company’s securities under the Securities Act, the Holder must refrain from selling, transferring, or disposing of any of such Shares for a period not exceeding one hundred twenty (120) days following the effective date of the registration statement of Company filed under the Securities Act, as requested by Company or by the managing underwriter of such offering.

9. Compliance with Laws and Regulations. The issuance and transfer of the Shares hereunder will be subject to and conditioned upon compliance by Company and Optionee with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange on which Company’s Class B Common Stock may be listed at the time of such issuance and transfer.

10. Drag Along Agreement.

(a) If shareholder(s) owning a majority of the common stock of Company (the “Majority Shareholder”) desire(s) to sell, transfer or otherwise dispose of all of the shares of Company to a third person or entity (the “Buyer”) for valuable consideration, the Majority Shareholder will have the option to compel the holder of the Shares (“Seller”) to sell, transfer, or otherwise dispose of all of the Seller’s Shares based upon the same terms and conditions. The Seller will receive for each of the Shares so sold the same consideration that the Majority Shareholder receives for each share of the same class and series sold by the Majority Shareholder. The Majority Shareholder may elect to compel the Seller to so sell, transfer, or otherwise dispose of Shares, by giving the Seller a written notice (the “Drag Along Notice”) at least fifteen (15) days prior to the closing of the sale or transfer. The Drag Along Notice must set forth the terms and conditions of the proposed sale or transfer, the consideration to be paid, and the name and address of each prospective Buyer.

(b) Upon receipt of the Drag Along Notice, the Seller will deliver to the Majority Shareholder, one or more certificates representing the Shares properly endorsed for transfer at or prior to the closing of the sale or transfer. The Majority Shareholder will transfer the certificates to the prospective Buyer in consummation of the sale of the Shares pursuant to the terms and conditions specified in the Drag Along Notice, and the Majority Shareholder will concurrently therewith remit to the Seller that portion of the sale proceeds to which the Seller is entitled by reason of his participation in such sale.

11. Miscellaneous.

(a) Assignment. The Company may assign any of its rights or benefits under this Agreement, in its sole discretion, to any assignee(s), and such assignee(s) will have the same rights of the Company hereunder. No rights or benefits of the Optionee under this Agreement may be assigned by the Optionee except in accordance with all terms and conditions of this Agreement.

(b) Binding Effect. This Agreement will be binding upon the parties and their heirs, officers, directors, employees, agents, executors, legal representatives, successors, and assigns.

(c) Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions will remain in full force and effect.

(d) Notices. Any notice or other communication required or permitted hereunder will be in writing and will be deemed given and effective (i) when delivered personally, or on the date of receipt by fax, or by overnight courier service; or (ii) three (3) days after the postmarked date if mailed by certified or registered mail, postage prepaid, return receipt requested, if to Company addressed to it in care of its Secretary at Company’s principal executive office, or to the Optionee at the address then appearing for such Optionee on the books and records of Company.

(e) Further Instruments. The parties agree to execute such other instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(f) Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement of the parties and supersedes all prior and contemporaneous oral and written negotiations, commitments, understandings, and agreements of the parties with respect to the subject matter hereof.

(g) Effect of Headings. The headings of the sections, provisions and paragraphs of this Agreement are included for purposes of convenience only and will not affect the construction or interpretation of any of its provisions.

(h) Modifications. No supplement, modification, or amendment of this Agreement will be binding or enforceable unless executed in writing by the parties hereto. No text message whether through short message service or otherwise, or text of any electronic mail, shall be deemed a writing, or shall otherwise deemed effective, for purposes of modifying this Agreement.

(i) Specific Performance. The parties acknowledge that it will be impossible to measure, in money, damages to the parties hereto because of any failure to comply with any of the obligations imposed by this Agreement, that every such obligation is material, and that in the event of any such failure, the parties will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of any aggrieved party, to compel performance of all of the terms of this Agreement, and waives any defenses thereto, including without limitation, the defenses of failure of consideration, breach of any other provision of this Agreement, and availability of relief in damages.

(j) Termination of this Agreement. This Agreement will terminate and be of no further force and effect in the event:

(i) The Company is dissolved and its affairs wound up and there is no successor corporation by merger, acquisition, reorganization, or otherwise, or

(ii) Holder of the Shares and Company agree in writing to terminate this Agreement.

(k) Spousal Consent. The Optionee’s spouse, if any, will execute the Spousal Consent attached hereto as Exhibit 2.

[Signature Page Follows]

IN WITNESS WHEREOF, Company and Optionee have executed this Agreement as of the Effective Date.

RICHTECH ROBOTICS INC.,
a Nevada corporation

Name:	Zhenwu Huang
Title:	Chief Executive Officer

Address:	4175 Cameron Street, Ste 1,
Las Vegas, NV 89103

OPTIONEE:

By:

Print Name:

Address:

EXHIBIT 1

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

Pursuant to that certain Stock Restriction Agreement dated _____________________, the undersigned hereby sells, assigns, and transfers ____________________ shares of the Class B common stock of Richtech Robotics Inc., a Nevada corporation(“Company”) represented by Certificate or Notice No.____ to __________.

The undersigned hereby irrevocably appoints the Secretary of the Company as attorney-in-fact to transfer the shares on the books of Company with full power of substitution in the premises.

Dated: _____________________________

Shareholder Name: (Type In)

Spouse Name:
(as to spouse’s community interest, if any)

[Two originals must be signed and delivered to the Company.]

[Do not date or fill in blanks when signing.]

EXHIBIT 2

SPOUSAL CONSENT

I hereby represent that:

1. I have read the foregoing Stock Restriction Agreement between Richtech Robotics Inc., a Nevada corporation (the “Company”) and my spouse (the “Agreement”) and I am familiar with its contents.

2. I am aware that by its provisions, all shares purchased pursuant to the Agreement (the “Shares”), including any community property interest therein, if any, are subject to certain repurchase rights and rights of first refusal.

3. I consent to all provisions in the Agreement including those provisions related to the right of Company to repurchase the Shares.

4. I agree to be bound by all terms, provisions, and conditions of the Agreement with respect to my community property interest, if any, in the Shares.

5. I have the right to consult with independent legal counsel prior to signing this Spousal Consent.

I hereby appoint my spouse as my attorney-in-fact to exercise any rights that I may have under the Agreement, without limiting the power or authority of the Escrow Holder.

By signing my name below, I represent and warrant that my consent is being voluntarily given, and no undue influence or coercion has been exercised in connection with my decision to execute this Spousal Consent.

Executed on ____________20___, at ___________________, ______________.

________________________________

Spouse